UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 24, 2003 (June 24, 2003)

RITE AID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	( IRS Employer Identification No.)

30 Hunter Lane, Camp Hill, Pennsylvania	17011

(Address of principal executive offices)	(Zip Code)

(717) 761-2633

(Registrant's telephone number, including area code)

None

(Former name or former address, if changed since last report)

Item	7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits.

99.1 Registrant’s Press Release, dated June 24, 2003.

Item 9.	Regulation FD Disclosure. (Intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.)

On June 24, 2003, we announced our financial position and results of operations as of and for the thirteen week period ended May 31, 2003. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The announcement includes non-GAAP financial measures “Adjusted Net Income (Loss)” and “Adjusted EBITDA.”

Adjusted net income (loss) represents results from operations excluding the impact of debt modifications and retirements, litigation proceeds, litigation expense, expense of the defense against litigation related to prior managements’ business practices and the defense of prior management, sales of assets and investments and non-recurring income tax benefits.

Adjusted EBITDA represents net income (loss) from operations excluding the impact of income taxes, interest expense, depreciation and amortization, LIFO adjustments, charges or credits for store closing and impairment, inventory write-downs related to closed stores, stock-based compensation expense, share of loss from equity investments, debt modifications and retirements, litigation proceeds, litigation expense, expense of the defense against litigation related to prior managements’ business practices and the defense of prior management, sales of assets and investments, and non-recurring items.

We reference these non-GAAP financial measures frequently in our decision-making because they provide supplemental information that facilitates internal comparisons to historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based on Adjusted EBITDA and we base our forward-looking estimates on Adjusted EBITDA to facilitate quantification of planned business activities and enhance subsequent follow-up with comparisons of actual to planned Adjusted EBITDA. We include these non-GAAP financial measures in our earnings announcement in order to provide transparency to investors and enable investors to compare our operating performance with the operating performance of our competitors.

In accordance with interim guidance issued by the Securities and Exchange Commission on March 27, 2003 in Release No. 33-8216, the information in this Current Report on Form 8-K (including the exhibit hereto), which the Company intends to furnish under Item 12, is being furnished under Item 9.

The information furnished pursuant to this Current Report on Form 8-K (including the exhibit hereto) shall not be considered “filed” under the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated:	June 24, 2003	BY:	/S/ Robert B. Sari

Name:	Robert B. Sari
Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Registrant's Press Release dated June 24, 2003.

INVESTORS: John Standley 717-214-8857 Kevin Twomey 717-731-6540 or investor@riteaid.com	MEDIA: Karen Rugen 717-730-7766

FOR IMMEDIATE RELEASE

RITE AID ANNOUNCES FIRST QUARTER RESULTS

REPORTS NET LOSS OF $38.8 MILLION, INCLUDING $33.4 MILLION CHARGE FOR EARLY RETIREMENT OF DEBT

ACHIEVES $175.1 MILLION OF ADJUSTED EBITDA

Provides Fiscal 2004 Guidance

Rite Aid To Resume New Store Development Program

CAMP HILL, PA, June 24, 2003—Rite Aid Corporation (NYSE, PCX: RAD) today announced financial results for its first quarter, ended May 31, 2003.

Revenues for the 13-week first quarter increased 3.1 percent to $4.0 billion versus revenues of $3.9 billion in the prior year first quarter. Same store sales increased 4.3 percent during the first quarter as compared to the year-ago like period, consisting of a 5.7 percent pharmacy same store sales increase and a 1.8 percent increase in front-end same store sales. Prescription sales accounted for 64.5 percent of total sales, and third party prescription sales represented 93.1 percent of pharmacy sales.

Net loss for the quarter was $38.8 million or a loss of $.08 per common share, including a $33.4 million charge resulting from the early retirement of debt and $6.0 million of costs incurred to defend prior management and the business practices of prior management, which combined to impact net loss for the quarter this year by $.08 per common share. After adjusting for these items, net income would have been $0.6 million and earnings per share would have been zero. Net income for last year’s first quarter was $2.6 million and a loss of $.01 per common share. The prior year quarter had an income tax benefit of $44.0 million, litigation settlement charges of $20.0 million, gains on asset sales of $16.9 million and $6.7 million of costs to defend prior management and the business practices of prior management, all of which combined to impact net income favorably by $.07 per common share.

Adjusted EBITDA, which is reconciled to the net loss on the attached table, amounted to $175.1 million or 4.3 percent of revenues compared to $158.3 million or 4.0 percent of revenues last year.

— MORE —

Rite Aid First Quarter Release – page 2

During the quarter, the company announced that Mary Sammons, currently Rite Aid’s president and chief operating officer, will become president and chief executive officer following the company’s annual stockholder meeting on June 25. Bob Miller, currently Rite Aid chairman and CEO, will retain the position of chairman.

Other significant events during the quarter include the previously announced completion of a comprehensive refinancing including a new $1.85 billion senior secured credit facility, which consists of a $1.15 billion term loan and a $700 million revolving credit facility that will mature in April 2008, the issuance of $360 million of 8.125 percent senior secured notes due 2010 and the issuance of $150 million of 9.25 percent senior notes due 2013. The proceeds of the new facility and the bond issuances were used to repay the company’s existing $968.6 million senior secured credit facility due March 2005, to repay its $107 million synthetic lease due March 2005, to replace the company’s existing $407.5 million revolving credit facility, to repurchase $193.0 million of bonds with maturities primarily in 2005 and 2007 and for general corporate purposes.

“The first quarter was another good quarter for Rite Aid on two fronts. We continued to improve our operating performance by achieving $175.1 million of adjusted EBITDA, an 11 per cent increase over the first quarter of last year, as we delivered on our strategy of increasing sales, improving margins and containing costs,” Sammons said. “We also completed a major refinancing nearly two years ahead of schedule that will have a significant impact on the future of Rite Aid by giving us greater operating flexibility because it extends the maturity of a significant portion of our debt by three years and provides additional capital to retire debt and to invest in our business.”

In the first quarter, the company remodeled 41 stores, relocated one store and closed eight stores. Stores in operation at the end of the quarter totaled 3,396.

Certain reclassifications have been made to prior years’ amounts on the attached tables to conform to the current year classifications.

Guidance for Fiscal 2004

Based on current trends, Rite Aid said it expects sales of $16.5 billion to $16.7 billion in fiscal 2004 which ends February 28, 2004, with same store sales improving 5.5 percent to 6.5 percent over fiscal 2003. Net loss for the fifty-two weeks ending February 28, 2004 is expected to be between zero and $63.0 million. The company reaffirmed that it expects adjusted EBITDA, as reconciled on the attached table, to be between $675.0 million and $725.0 million.

Capital expenditures are expected to be between $170.0 million to $190.0 million in fiscal 2004.

Rite Aid To Resume New Store Development Program

The company also announced that Rite Aid is resuming a new store development program with the goal to open 75 new stores by the end of fiscal 2005, which ends in February 2005, and an additional 100 new stores in fiscal 2006, which ends March 2006.

“With our substantially improved results, and the refinancing we just completed, Rite Aid is now in a position to start working on new store development again,” Sammons said. “These new stores will be located in our strongest existing markets and in many cases will replace existing stores, which we believe will deliver a much bigger and quicker payback than entering new markets.”

-MORE-

Rite Aid First Quarter Release – page 3

Conference Call Broadcast

Rite Aid will hold an analyst call at 10:30 a.m. Eastern Time today with remarks by Rite Aid’s management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com. A playback of the call will be available on both sites starting at 2 p.m. Eastern Time today. A playback of the call will also be available by telephone for 48 hours beginning at 2 p.m. Eastern Time today until 2 p.m. Eastern Time on June 26. The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the seven-digit reservation number 1228602.

Rite Aid Corporation is one of the nation’s leading drugstore chains with annual revenues of nearly $16 billion and approximately 3,400 stores in 28 states and the District of Columbia. Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facility and other debt agreements, our ability to improve the operating performance of our existing stores in accordance with our management’s long term strategy, our ability to hire and retain pharmacists and other store personnel, the outcomes of pending lawsuits and governmental investigations, competitive pricing pressures, continued consolidation of the drugstore industry, the efforts of third party payors to reduce prescription drug costs, changes in state or federal legislation or regulations, the success of planned advertising and merchandising strategies, general economic conditions and inflation, interest rate movements, access to capital and our relationship with our suppliers. Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties. Readers are also directed to consider other risks and uncertainties discussed in documents filed by the company with the Securities and Exchange Commission. Forward-looking statements can be identified through the use of words such as “may”, “will”, “intend”, “plan”, “project”, “expect”, “anticipate”, “could”, “should”, “would”, “believe”, “estimate”, “contemplate”, and “possible”.

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RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	May 31, 2003	March 1, 2003

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$342,742	$365,321
Accounts receivable, net	628,348	575,518
Inventories, net	2,226,611	2,195,030
Prepaid expenses and other current assets	98,851	108,018

Total current assets	3,296,552	3,243,887
PROPERTY, PLANT AND EQUIPMENT, NET	1,932,726	1,868,579
GOODWILL	684,535	684,535
OTHER INTANGIBLES, NET	195,190	199,768
OTHER ASSETS	130,097	136,746

Total Assets	$6,239,100	$6,133,515

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Short-term debt and current maturities of convertible notes,
long-term debt and lease financing obligations	$70,911	$103,715
Accounts payable	837,445	755,284
Accrued salaries, wages and other current liabilities	684,434	707,999

Total current liabilities	1,592,790	1,566,998
CONVERTIBLE NOTES	244,875	244,500
LONG-TERM DEBT, LESS CURRENT MATURITIES	3,465,797	3,345,365
LEASE FINANCING OBLIGATIONS, LESS CURRENT MATURITIES	167,121	169,048
OTHER NONCURRENT LIABILITIES	889,464	900,270

Total liabilities	6,360,047	6,226,181
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK	19,689	19,663
STOCKHOLDERS' DEFICIT:
PREFERRED STOCK	393,705	393,705
COMMON STOCK	515,372	515,115
ADDITIONAL PAID-IN CAPITAL	3,135,246	3,119,619
ACCUMULATED DEFICIT	(4,156,941)	(4,118,119)
DEFERRED COMPENSATION	--	5,369
ACCUMULATED OTHER COMPREHENSIVE LOSS	(28,018)	(28,018)

Total stockholders' deficit	(140,636)	(112,329)

Total liabilities and stockholders' deficit	$6,239,100	$6,133,515

RITE AID CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share data) (Unaudited)

	Thirteen Weeks Ended May 31, 2003	Thirteen Weeks Ended June 1, 2002

REVENUES	$4,046,168	$3,923,731
COSTS AND EXPENSES:
Cost of goods sold, including occupancy costs	3,068,175	2,993,778
Selling, general and administrative expenses	889,733	899,143
Stock-based compensation	9,835	8,094
Store closing and impairment charges (credits)	6,366	(4,117)
Interest expense	78,958	84,631
Interest rate swap contracts	--	264
Loss (gain) on debt modifications and retirements, net	33,427	(270)
Gain on sale of assets and investments, net	(1,504)	(16,865)

	4,084,990	3,964,658

Loss before income taxes	(38,822)	(40,927)
INCOME TAX BENEFIT	--	43,511

Net (loss) income	$(38,822)	$2,584

Basic and diluted earnings (loss) per share
Net (loss) income	$(38,822)	$2,584
Accretion of redeemable preferred stock	(26)	(25)
Cumulative preferred stock dividends	--	(7,230)

Loss applicable to common stockholders	$(38,848)	$(4,671)

Loss per share	$(0.08)	$(0.01)

Weighted average shares outstanding	515,198	515,119

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA (In thousands)

	Thirteen Weeks Ended May 31, 2003	Thirteen Weeks Ended June 1, 2002

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA:
Net income (loss)	$(38,822)	$2,584
Adjustments:
LIFO charge (a)	15,030	17,250
Store closing and impairment charges (credits)	6,366	(4,117)
Closed store liquidation expense (b)	983	7,693
Stock-based compensation expense	9,835	8,094
Loss (gain) on debt modifications and retirements, net (c)	33,427	(270)
Litigation settlements, net (d)	(750)	20,000
Gain on sale of assets and investments	(1,504)	(16,865)
Legal and accounting expenses (e)	5,988	6,672
Non-recurring income tax benefit	--	(44,011)
Interest expense	78,958	84,631
Interest rate swap contracts	--	264
Recurring income tax expense	--	500
Depreciation and amortization	65,575	75,019
Other	20	875

Adjusted EBITDA	$175,106	$158,319

Percent to revenues	4.33%	4.03%

NOTES:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents costs to liquidate inventory at stores that are in the process of closing.

(c)	Represents loss (gain) related to debt modifications and retirements, net.

(d)	Represents net impact of non-recurring litigation.

(e)	Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices, and to defend prior management.

RITE AID CORPORATION AND SUBSIDIARIES SUPPLEMENTAL INFORMATION RECONCILIATION OF NET INCOME (LOSS) GUIDANCE TO ADJUSTED EBITDA GUIDANCE (In thousands)

		Guidance Range

	Actual	Low	High

	Year Ended March 1, 2003	Year Ending February 28, 2004	Year Ending February 28, 2004

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
Net loss	$(112,076)	$(63,000)	$--
Adjustments:
LIFO charge	32,248	60,000	60,000
Store closing, liquidation, and impairment charges	153,292	40,000	40,000
Stock-based compensation expense	4,806	31,000	29,000
(Gain) loss on debt and lease conversions and modifications	(13,628)	33,427	33,427
Legal and accounting expenses	20,681	15,000	15,000
Elimination of severance liabilities for former executives	(27,700)	--	--
Income tax benefit, net	(41,940)	(22,000)	(22,000)
Interest expense	330,298	322,000	317,000
Depreciation and amortization	285,334	260,000	255,000
Litigation settlements, gain on sale of assets and investments, and other	(8,388)	(1,427)	(2,427)

Adjusted EBITDA	$622,927	$675,000	$725,000

Percent to revenues	3.94%	4.04%	4.34%